UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): November 30, 2016 (November 23, 2016)

GLOBAL SELF STORAGE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-12681	13-3926714
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 Hanover Square, 12th Floor
New York, NY 10005
(Address of principal executive offices) (Zip Code)

(212) 785-0900
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On November 23, 2016, Global Self Storage, Inc. (the "Company"), entered into an agreement (the "Purchase Agreement") with Tuxis Corporation ("Tuxis"), a Company affiliate, to acquire all of the membership interests of each of Tuxis Self Storage I LLC ("TSS I"), Tuxis Self Storage II LLC ("TSS II"), and Tuxis Real Estate II LLC ("TRE II"), each a wholly owned Tuxis subsidiary (collectively, the "Subsidiaries"), for the aggregate purchase price of $7,800,000 (the "Purchase Price"), comprised of $5,925,000 payable in cash, $975,000 in shares of the Company's common stock, and, contingent upon the satisfaction of certain conditions described in the Purchase Agreement, an additional $900,000 cash payment.  The closing of the acquisition is subject to certain conditions precedent under the Purchase Agreement including, among others, approval by Tuxis stockholders.
TSS I is the owner and operator of a 185 unit, 25,705 square foot self storage facility located in Clinton, Connecticut. TSS II is the owner and operator of a 142 unit, 15,000 square foot self storage facility located in Millbrook, New York. TRE II owns a 1,875 square foot commercial property located in Millbrook, New York which adjoins the property held by TSS II. TSS II and TRE II together have applied to the local municipality for permission to re-develop the parcels and properties to expand TSS II's existing self storage facility.
Background
On November 21, 2016, upon the unanimous recommendations of a special committee of independent disinterested directors (the "Special Committee") of the Company's Board of Directors (the "Board"), the Board authorized the acquisition of all of the membership interests of the Subsidiaries and the Company's entry into the Purchase Agreement by and between the Company and Tuxis. Tuxis has the same Chairman of the Board, President, and Chief Executive Officer as the Company. In addition, Tuxis has substantially the same officers as the Company and also has a number of employees in common with the Company. Mark C. Winmill is a director, Chairman of the Board, President, and Chief Executive Officer of the Company and Tuxis. Thomas O'Malley is Treasurer, Chief Financial Officer, and a Vice President of the Company and Tuxis. John F. Ramírez is Secretary, General Counsel, and a Vice President of the Company and Tuxis. Thomas B. Winmill, the brother of Mark C. Winmill, is a Vice President of Tuxis and a director and Vice President of the Company.
Each of Mark C. Winmill and Thomas B. Winmill is a trustee of the Winmill Family Trust, which owns all of the voting stock of Winmill & Co. Incorporated ("Winco"). As of October 11, 2016, the record date for Tuxis' stockholder meeting (the "Record Date") to consider, among other things, the Purchase Agreement, Midas Securities Group, Inc. ("Midas Securities"), a wholly owned subsidiary of Winco, owned 234,665 shares (or approximately 19%) of Tuxis' outstanding shares of common stock. Additionally, as of the Record Date, Winco and Tuxis owned approximately 1.7% and 0.3%, respectively, of the Company's outstanding common stock. Mark C. Winmill and Thomas B. Winmill may be deemed to have indirect beneficial ownership of these shares owned by Midas Securities, Winco, and Tuxis, respectively, as a result of their status as controlling persons of the Winmill Family Trust. Each of Mark C. Winmill and Thomas B. Winmill disclaims beneficial ownership of these shares. Pursuant to the recommendation of a special committee of independent disinterested directors of Winco's Board of Directors, Winco intends to vote all of the Tuxis shares held by Midas Securities in favor of the sale of the Subsidiaries.
On November 18, 2016, the Tuxis Board of Directors authorized a special dividend to Tuxis stockholders of $0.10 per share of Tuxis common stock contingent upon the Closing (as defined herein) of the Purchase Agreement. Accordingly, assuming Midas Securities continues to hold its shares until the record date for the special dividend and there are no changes in Tuxis' outstanding shares between October 11, 2016 and the record date which is set for the special dividend, Midas Securities shall be entitled to receive a cash dividend of approximately $23,467 that will be paid if the sale of the Subsidiaries is consummated and the Closing occurs. In addition, if the sale of the Subsidiaries is consummated and the Closing occurs, Tuxis currently intends to use a portion of the proceeds to pay down its liabilities due to certain affiliates, including Winco, in the amount of approximately $1 million. However, the Tuxis Board of Directors reserves the right to change Tuxis' intended use of the proceeds following the Closing.
Among other things, due to the commonality of a director and the officers of the Company and Tuxis, the Board formed the Special Committee in seeking to ensure that the acquisition is fair to Company stockholders and in the best interests of the Company. The Special Committee is comprised of Russell E. Burke III, George B. Langa, and William C. Zachary, each an independent disinterested director of the Company.  The Special Committee was granted the power to retain counsel and other advisers, to review, negotiate, and evaluate the terms of the acquisition of the Subsidiaries pursuant to the Purchase Agreement and determine whether to recommend to the Board that the Board approve the acquisition of the Subsidiaries and the Purchase Agreement. The Special Committee and the Board each met four times to consider the acquisition of the Subsidiaries.

After careful consideration, the Special Committee's unanimous recommendations were determined based on a number of factors including, among other things:  negotiations between the Company and Tuxis overseen by the Special Committee and a special committee of Tuxis' independent disinterested directors, Susan Parker and Timothy Taft, that took place from February 2016 to November 2016; valuation analyses by independent financial advisors; independent third party real estate appraisals; and market capitalization rates. The Special Committee received a fairness opinion from an independent financial advisor, Akin Bay Company LLC ("Akin Bay"), that the consideration to be paid by the Company for the acquisition of the Subsidiaries pursuant to the Purchase Agreement is fair, from a financial metrics point of view, to the Company's stockholders. In connection with Akin Bay's fairness opinion, among other things, Akin Bay:  analyzed Tuxis' historical financial statements; reviewed the Company's capital investment plan to expand TSS II's existing self storage facility; analyzed multi-year financial projections; conducted traditional valuation analyses of the Properties (as defined herein), which included discounted cash flow, present value, comparable public company valuation and independent third party real estate appraisals; conducted a personal site survey of the Properties; reviewed valuation statistics for selected publicly traded real estate investment trusts that focus on investing in self-storage real estate; discussed with Company management the current and prospective performance of the Company, the Properties, market conditions and pricing parameters for properties similar to the Properties owned by the Company; reviewed the Purchase Agreement and the Registration Rights Agreement (as defined herein); and conducted such other analyses that were deemed appropriate.
Purchase Agreement
The Purchase Agreement contains customary representations and warranties as to, among other things:  the organization, good standing, and qualifications to conduct the business of the Company, Tuxis, and the Subsidiaries; the condition of the properties owned by the Subsidiaries (the "Properties"); the tenant leases; Tuxis' title to its assets, including, the Subsidiaries' good and marketable title to the Properties; Tuxis' power and authority to transfer the membership interests; the valid and marketable title of the membership interests free and clear of all liens; the Company's authorization to issue the common stock; the validity of the Company's common stock to be issued; compliance with applicable laws; the Company's regulatory filings; Tuxis' and the Subsidiaries' employees and personal property; environmental reports regarding the Properties; and the financial statements of the parties.  The Purchase Agreement also provides that the Company has the right to conduct due diligence with respect to the Properties and to access the Properties and information regarding the Properties. Pursuant to the Purchase Agreement, the Company has the right to terminate the Purchase Agreement, for any reason or for no reason, including if the sale of the Subsidiaries is not approved by Tuxis' stockholders, before the expiration of the due diligence period. It is currently the understanding of the Company and Tuxis that, if the Purchase Agreement is terminated for certain reasons, the Purchase Agreement obligates Tuxis to pay the Company reasonable out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to the Company) incurred by the Company or on its behalf in connection with or related to the authorization, review, negotiation, execution, and performance of the Purchase Agreement up to a maximum of $50,000.
The closing of the sale of the Subsidiaries pursuant to the Purchase Agreement (the "Closing") is subject to customary conditions precedent, including the requirements that all representations and warranties are true and correct in all material respects as of the Closing date, all required covenants and agreements have been performed in all material respects, any pre-Closing governmental inspections and other requirements as to the Properties have been completed and the Company has delivered the Purchase Price (other than the $900,000 contingent payment described in the Purchase Agreement). Subject to the terms of the Purchase Agreement, the Closing shall be that date which is not more than forty-five (45) days after the satisfaction of all conditions to Closing under the Purchase Agreement. Notwithstanding the foregoing, it is currently the understanding of the Company and Tuxis that the the Closing will occur on or before the later of 15 calendar days after (a) completion of the due diligence period described in the Purchase Agreement or (b) approval of the Purchase Agreement by Tuxis' stockholders, provided that the Company elects to proceed to Closing pursuant to the Purchase Agreement.

Registration Rights Agreement
The Company's common stock to be issued to Tuxis as part of the Purchase Price is expected to be unregistered and therefore subject to certain restrictions. At the Closing, the Company and Tuxis will enter into a registration rights agreement (the "Registration Rights Agreement") which permits Tuxis to request the registration of the Company common stock to be issued to Tuxis as part of the Purchase Price.  Under the Purchase Agreement, the number of shares of Company common stock to be issued will be equal to $975,000 divided by the volume weighted average closing price per share as reported by the Nasdaq Capital Market ("NASDAQ") for the thirty (30) consecutive trading days ending on the date that is five (5) days immediately preceding the Closing date, subject to adjustment in the event of any change in the outstanding shares of common stock of the Company including by reason of any reclassification, recapitalization, stock split, combination, exchange or readjustment of shares, or any stock dividend, in which event the number of shares of common stock will be appropriately adjusted. The methodology for the per share issuance price of the Company's common stock was determined based on a number of factors including, among others, negotiations between the Company and Tuxis, analyses by independent financial advisors including Akin Bay, the restricted nature of the stock to be issued, and historical market prices and trading volume. On November 22, 2016, the last trading date before the date the Company publicly announced that it had entered into the Purchase Agreement, the closing price of its common stock as reported by NASDAQ was $4.88 per share.
Subject to certain limitations, upon a request from the holders of at least 50% of the registrable securities, as defined in the Registration Rights Agreement, Tuxis will be entitled to cause the Company to file up to two shelf registration statements and to keep them effective until the earliest of the date when all the registrable shares can be sold without restriction under Rule 144, all the shares have been sold under the registration statements or Rule 144, or two years after the effective date of the registration statement. Additionally, the holders of the registrable securities will be entitled to "piggy-back" registration rights with respect to any underwritten offering proposed by the Company (other than offerings under any employee benefit plan, pursuant to Rule 145 or related to stock issued upon conversion of debt), provided that each "piggy-back" request must include at least 20% of the registrable securities then held by the holder. The Company will bear the expenses incurred in connection with the filing of any such registration statements, other than certain underwriting discounts, selling commissions, and expenses related to the sale of shares. The registration rights of Tuxis and its permitted transferees will be subject to customary black-out periods, cutback provisions, and other limitations as set forth in the Registration Rights Agreement. The Registration Rights Agreement also includes customary indemnification provisions. The holders' registration rights will terminate upon the earlier of the date when the holder may sell all of its registrable shares without restriction under Rule 144 and five years after January 19, 2017.

The foregoing description is qualified in its entirety by the full terms and conditions of the Registration Rights Agreement and Purchase Agreement, filed as Exhibits 4 and 10, respectively, to this Current Report on Form 8-K, and incorporated herein by reference.  The Company's press release announcing the entry into the Purchase Agreement is filed on Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02    Unregistered Sales of Equity Securities.

The information provided in Item 1.01 of this Current Report on Form 8-K pertaining to the issuance of shares of the Company's common stock is incorporated by reference into this Item 3.02.

Item 9.01    Financial Statements and Exhibits.

(a)           Not applicable.

(b)           Not applicable.

(c)           Not applicable.

(d)           Exhibits. The following exhibit is being furnished herewith to this Current Report on Form 8-K.

Exhibit No.	Description
4	Form of Registration Rights Agreement by and between the Company and Tuxis
10	Purchase Agreement by and between the Company and Tuxis, dated as of November 23, 2016
99.1	Global Self Storage, Inc. Press Release, dated November 23, 2016, announcing entry into the Purchase Agreement

* * *

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL SELF STORAGE, INC.

By:	/s/ Mark C. Winmill
Name:	Mark C. Winmill
Title:	President

Date: November 30, 2016

EXHIBIT INDEX

Exhibit No.	Description
4	Form of Registration Rights Agreement by and between the Company and Tuxis
10	Purchase Agreement by and between the Company and Tuxis, dated as of November 23, 2016
99.1	Global Self Storage, Inc. Press Release, dated November 23, 2016, announcing entry into the Purchase Agreement